Exhibit 99.1

Micronet Enertec Reports Second Quarter 2017 Financial Results

-	Record Backlog of $16.5M at end of Q2 and $22.5M as of August 10, 2017
-	2017 yearly revenue estimated between $25M-$28M
-	Conference call scheduled for today, August 16 at 9:00 AM ET

Montvale, NJ, August 16, 2017 -Micronet Enertec Technologies, Inc. (NASDAQCM: MICT), a developer and manufacturer of rugged computers, tablets and computer-based systems for the commercial Mobile Resource Management (MRM) market and for the Aerospace and Defense markets, today announced financial results for the second quarter and six months ended June 30, 2017.

“We achieved a record backlog of $16.5 million and $22.5 million as of the end of the second quarter and August 10, 2017 respectively, with most of that attributed to new contracts signed for thousands of units to be delivered by Micronet, our MRM division. As Micronet works to increase its production to meet demand, its backlog has grown, though its impact on year-to-date revenues has been delayed. Primarily for this reason, during the second quarter and the first six months of 2017, we experienced a decline in revenues as compared to the same periods in 2016. We anticipate top line numbers to increase for the balance of 2017 as Micronet delivers on purchase orders during the third and fourth quarters of 2017. Enertec continues its consistent performance, delivering on previously signed long-term contracts for Aerospace and Defense contracts and services,” stated David Lucatz, Chief Executive Officer of Micronet Enertec Technologies.

“Technology is our core competence, and as Micronet-Enertec continues to enhance its top management team, we are pleased to welcome Mr. David Markus as the new CEO of Micronet Israel,” Lucatz commented.

Mr. Markus previously served as the Chief Technology Officer (CTO) at Pointer Telocation (NASDAQ: PNTR) - a global MRM company, where he built and managed the company’s R&D group and was also responsible for the company's products strategy, customer support and IT. He brings deep knowledge in technology, strategy and business development in the MRM space and will lead the fast-paced growth at Micronet.

Second Quarter 2017 Review

●          Backlog as of June 30, 2017 for Micronet was $9.1 million and for Enertec was $7.4 million, for a combined backlog of $16.5 million, an increase of 7% quarter-over-quarter.

●          Total revenue was $5.9 million for the second quarter of 2017, an increase of 12% on a quarter-over-quarter basis from revenues of $5.3 million in the first quarter of 2017 and a decrease of 12% from $6.7 million in the second quarter of 2016.

●          Gross profit margin was 14% in the second quarter of 2017, an increase of 1% on a quarter-over-quarter basis and a decrease of 9% as compared to 23% in the second quarter of 2016. The decrease in overall gross margin was related to an increase in cost associated with the introduction of a new line of products at Micronet and contracts with lower profitability at Enertec.

●          R&D expense for the second quarter of 2017 was $618,000, or 10% of sales, compared to $683,000 or 10% of sales, in the second quarter of 2016.

●          SG&A expense decreased by $253,000 to $1.75 million, or 30% of sales, as compared to $2.0 million, or 30% of sales, in the second quarter of 2016.

●          Net loss attributable to Micronet Enertec Technologies, Inc. for the second quarter of 2017 was $1,331,000, or ($0.20) per basic and diluted share, a 9% increase compared to a net loss of $1,219,000, or ($0.21) per basic and diluted share, for the second quarter of 2016. Non-GAAP net loss for the second quarter of 2017 was $1,196,000 or ($0.18) per basic and diluted share, as compared to $967,000, or ($0.16) per basic and diluted share, for the second quarter of 2016. A reconciliation of GAAP to non-GAAP net loss and loss per share is provided in the table at the end of this press release.

●          The Company reported a loss from continuing operations of $1,735,000 for the second quarter of 2017, as compared to a loss of $1,353,000 in the second quarter of 2016 and a loss of $2,091,000 in the first quarter of 2017

●          At June 30, 2017, the Company reported cash totaling $7.7 million and working capital of $6.4 million.

Six Months 2017 Review

●          Total revenue was $11.2 million for the first six months of 2017, a decrease of 15% from $13.2 million in the first six months of 2016.

●          Gross profit margin was 14% in the first six months of 2017, as compared to 28% in the first six months of 2016. The decrease in overall gross margin was related to an increase in cost associated with the introduction of a new line of products at Micronet and engaging in strategic contracts with lower profitability at Enertec.

●          Research and development (R&D) expense for the first six months of 2017 was $1,134,000, or 10% of sales, compared to $1,383,000, or 10% of sales, in the first six months of 2016.

●          Selling, General and Administrative (SG&A) expense was $3.8 million in the first six months of 2017, as compared to $3.5 million in first six months of 2016. For the first six months of 2017 this represented 34% of sales as compared to 26% of sales in the same period in 2016, respectively.

●          Net loss attributable to Micronet Enertec Technologies, Inc. for the first six months of 2017 was $2,943,000, or ($0.45) per basic and diluted share, an 89% increase compared to a net loss of $1,558,000, or ($0.27) per basic and diluted share, for the first six months of 2016. Non-GAAP net loss for the first six months of 2017 was $2,644,000 or ($0.40) per basic and diluted share, as compared to $1,082,000, or ($0.18) per basic and diluted share, for the first six months of 2016. A reconciliation of GAAP to non-GAAP net loss and loss per share is provided in the table at the end of this press release.

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●          The Company reported a loss from continuing operations of $3,826,000 for the first six months of 2017, as compared a loss of $1,696,000 in the first six months of 2016.

Recent Developments

During the second quarter of 2017, Enertec continued to deliver products and services to its Aerospace & Defense customers under long term contracts, which represent a $7.4 million backlog as of the end of the second quarter of 2017. In April, Enertec entered into a Teaming Agreement with a large aerospace and defense manufacturer based in India to jointly pursue contracts with Israeli Aerospace and Defense companies that have offset obligations in India.

Micronet has a backlog $9.1 million and $13.5 million as of June 30, 2017 and August 10, 2017 respectively and has received multiple substantial orders during the second and third quarters of 2017 including:

●	$2,100,000 purchase order from a current customer for 8,000 units of its TREQ®-317. The order is expected to be fulfilled during the third and fourth quarters of 2017.

●	$1,060,000 purchase order for the TREQr5 product from a leading fleet management solutions provider. The order is expected to be fulfilled by the end of Q3 2017.

●	$4,300,000 purchase order for the TREQr5 product from a leading fleet management solutions provider. The order is expected to be fulfilled during the next quarters

Conference Call

Micronet Enertec will host a conference call today at 9:00 a.m. ET to discuss the Company's financial results for the second quarter ended June 30, 2017. The conference call number for U.S. based callers is 1-866-229-7198. Callers from outside of the U.S. should dial 972-3-918-0692. A slide presentation accompanying management's remarks can be accessed at www.micronet-enertec.com

Participants may also access a live webcast of the conference call through the Investor Relations section of Micronet Enertec’s website at:

http://veidan-stream.com/micronetq2-2017.html

A telephone replay of the call will be available for two weeks at: 1-888-269-0005, outside of the U.S.: 972-3-3-925-5927.

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About Micronet Enertec Technologies, Inc.

Micronet Enertec Technologies, Inc. (NASDAQCM: MICT) operates through two primary companies, Enertec Systems 2001 Ltd, its wholly-owned subsidiary, and Micronet Ltd, in which it has a controlling interest. Micronet operates in the growing commercial MRM market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others. The Company's products, solutions and services are designed to perform in severe environments and battlefield conditions. For more information please visit: www.micronet-enertec.com, the content of which is not incorporated by reference into this press release.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to, those statements regarding our expectation that we expect our top line numbers to increase for the balance of 2017. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:

Tel: (201) 225-0190

info@micronet-enertec.com

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MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$3,056	$668
Restricted cash	4,720	4,488
Marketable securities	-	2,978
Trade accounts receivable, net	12,136	11,558
Inventories	5,934	5,758
Other accounts receivable	967	319
Total current assets	26,813	25,769

Property and equipment, net	1,750	1,641
Intangible assets and others, net	2,622	3,013
Long term deposit	36	34
Goodwill	1,466	1,466
Total long term assets	5,874	6,154
Total assets	$32,687	$31,923

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MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	June 30, 2017	December 31, 2016
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$10,217	$9,993
Short term credit from others and current portion of long term loans from others	2,515	3,114
Trade accounts payable	5,478	4,130
Other accounts payable	2,207	2,383
Total current liabilities	20,417	19,620

Long term loans from banks	1,201	1,093
Long term loans from others	840	188
Accrued severance pay, net	91	57
Deferred tax liabilities, net	2	7
Total long term liabilities	2,134	1,345

Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 25,000,000 shares authorized, 6,919,513 and 6,385,092 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively.	7	6
Additional paid in capital	9,447	8,748
Accumulated other comprehensive income (loss)	(223)	11
Accumulated loss	(4,933)	(1,990)
Micronet Enertec stockholders' equity	4,298	6,775

Non-controlling interests	5,838	4,183

Total equity	10,136	10,958

Total liabilities and equity	$32,687	$31,923

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MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(USD In Thousands, Except Share and Earnings Per Share Data)

(Unaudited)

	Six months ended June 30,		Three months ended June 30,
	2017	2016	2017	2016

Revenues	$11,179	$13,203	$5,920	$6,721
Cost of revenues	9,648	9,566	5,076	5,163
Gross profit	1,531	3,637	844	1,558

Operating expenses:
Research and development	1,134	1,383	618	683
Selling and marketing	1,147	836	601	478
General and administrative	2,606	2,654	1,142	1,518
Amortization of intangible assets	470	460	218	232
Total operating expenses	5,357	5,333	2,579	2,911

Loss from operations	(3,826)	(1,696)	(1,735)	(1,353)
Financial expenses, net	435	261	297	131
Loss before provision for income taxes	(4,261)	(1,957)	(2,032)	(1,484)
Provision (benefit) for income taxes	29	(20)	(44)	(51)

Net loss	(4,290)	(1,937)	(1,988)	(1,433
Net loss attributable to non-controlling interests	(1,347)	(379)	(657)	(214)

Net loss attributable to Micronet Enertec Technologies, Inc.	(2,943)	(1,558)	(1,331)	(1,219)

Loss per share attributable to Micronet Enertec Technologies, Inc.
Basic	$(0.45)	$(0.27)	$(0.20)	$(0.21)

Weighted average common shares outstanding:
Basic	6,557,283	5,871,039	6,683,139	5,876,921

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Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America, or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

●	Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to our acquisition of Micronet in 2012 and the Vehicle Business of Beijer in 2014. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to these transactions. The amortization of acquired intangible assets are non-cash charges. We believe that such changes do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-transaction operating results.

●	Stock-based compensation - Stock based compensation consists of share based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to our operational performance.

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The following table reconciles, for the periods presented, GAAP net loss attributable to Micronet Enertec to non-GAAP net loss attributable to Micronet Enertec and GAAP loss per diluted share attributable to Micronet Enertec to non-GAAP net loss per diluted share attributable to Micronet Enertec:

	Six months ended June 30,
	(Dollars in Thousands, other than share and per share amounts)
	2017	2016
GAAP net loss attributable to Micronet Enertec	$(2,943)	$(1,558)
Amortization of acquired intangible assets	250	289
Stock-based compensation and shares issued to service providers	52	190
Income tax-effect of above non-GAAP adjustments	(3)	(3)
Total Non-GAAP net loss attributable to Micronet Enertec	$(2,644)	$(1,082)
Non-GAAP net loss per share attributable to Micronet Enertec	$(0.40)	$(0.18)
Shares used in per share calculations	6,557,283	5,871,039
GAAP net loss per share attributable to Micronet Enertec	$(0.45)	$(0.27)
Shares used in per share calculations	6,557,283	5,871,039

	Three months ended June 30,
	(Dollars in Thousands, other than share and per share amounts)
	2017	2016
GAAP net loss attributable to Micronet Enertec	$(1,331)	$(1,219)
Amortization of acquired intangible assets	118	146
Stock-based compensation and shares issued to service providers	19	108
Income tax-effect of above non-GAAP adjustments	(2)	(2)
Total Non-GAAP net loss attributable to Micronet Enertec	$(1,196)	$(967)
Non-GAAP net loss per share attributable to Micronet Enertec	$(0.18)	$(0.16)
Shares used in per share calculations	6,683,139	5,876,921
GAAP net loss per share attributable to Micronet Enertec	$(0.20)	$(0.21)
Shares used in per share calculations	6,683,139	5,876,921

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